Exhibit 32.2
CERTIFICATION OF THE CHIEF FINANCIAL OFFICER
Pursuant to 18 U.S.C. § 1350, I, John Chieffo, Vice President and Chief Financial Officer of Pruco Life Insurance Company (the “Company”), hereby certify that the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 11, 2017

/s/ John Chieffo
John Chieffo
Vice President and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.